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                                                                    EXHIBIT 3.58

                                 FORM OF BYLAWS
                                       OF
                         CRW PROPERTY MANAGEMENT, INC.
                             K-T-F ACQUISITION CO.


                                   ARTICLE I.
                                    OFFICES

         The address of the registered office of the corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the name of the registered agent is The Corporation Trust Company.

         The corporation may have other offices at such places within or, without the State of Delaware as the Board of Directors may from time to time designate or the business of the corporation may require or make desirable.

                                  ARTICLE II.
                             SHAREHOLDERS MEETINGS

         Section 1. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Delaware as the place of meeting for any annual or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place within or without the State of Delaware as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Delaware.

         Section 2. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the second Tuesday in April of each year, if not a legal holiday; and if such is a legal holiday, then on the next following day not a legal holiday, at such time and place as the Board of Directors shall determine, at which time the shareholders shall elect a Board of Directors and transact such other business as maybe properly brought before the meeting. Notwithstanding the foregoing, the Board of Directors may cause the annual meeting of shareholders to be held on such other date in any year as they shall determine to be in the best interests of the corporation, and any business transacted at said meeting shall have the same validity as if transacted on the date designated herein.

         Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called by the President, or the Chairman of the Board of Directors, if any. The President or Secretary shall call a special meeting when: (1) requested in writing by any two or more of the directors, or one Director if only one Director is then in office; or (2) requested in writing by shareholders owning a majority of the shares entitled to vote. Such written request shall state the purpose or purposes of the proposed meeting.


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         Section 4. NOTICE. Except as otherwise required by statute or the
Certificate of Incorporation, written notice of each meeting of the shareholders, whether annual or special, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to a shareholder at his post office address last shown on the records of the corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting of shareholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business. Notice of the time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting at which adjournment is taken, unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set.

         Section 5. QUORUM. The holders of a majority of the stock issued, outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders and shall be requisite for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

         Section 6. VOTING, PROXIES. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the shareholders, except that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.

         Section 7. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon


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which the resolution fixing the record date is adopted by the Board of
Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. For the purpose of determining the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner provided bylaw. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. For the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 8. INFORMAL ACTIONS BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if written consent or consents, setting forth the action so taken, shall be signed and delivered to the corporation in the manner provided by law, within sixty (60) days of the earliest dated such consent, by all the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the shareholders at which all shares entitled to vote thereon were present and voted.. Prompt notice of the taking of any such corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. Such consent shall have the same force and effect as a unanimous vote of the shareholders.


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                                  ARTICLE III.
                                   DIRECTORS

         Section 1. GENERAL POWERS. Except as may be otherwise provided by any legal agreement among shareholders, the property and business of the corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, or by any legal agreement among shareholders, or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 2. NUMBER, TENURE, QUALIFICATIONS. The Board of Directors shall consist of one or more individuals, the precise number to be fixed by resolution of the shareholders from time to time. Each Director shall hold office until the annual meeting of shareholders held next after his election and until his successor has been duly elected and has qualified, or until his earlier resignation, removal from office, or death. Directors need not be shareholders.

         Section 3. VACANCIES, HOW FILLED. If any vacancy shall occur among the Directors by reason of the resignation, removal or death of a Director, the remaining Directors shall continue to act, and such vacancies may be filled by the vote of the majority of the Directors then in office, though less than a quorum, and if not therefore filled by action of the Directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 4. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as it may from time to time determine.

         Section 5. COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special meeting or standing committees thereof as may be from time to time determined by resolution of the Board of Directors.

         Section 6. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

         Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any) or the President on not less than two (2) days notice by mail, telegram, cablegram or personal delivery to each Director and shall be called by the Chairman of the Board (if any), the President or the Secretary in like manner and on like notice on the written request of any two (2) or more Directors, or one Director if only one Director is then in office. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting.


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         Section 8. NOTICE, WAIVER BY ATTENDANCE. No notice of a meeting of the
Board of Directors need be given to any Director who signs a waiver of notice either before or after the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened except when a Director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

         Section 9. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Directors present at any meeting may adjourn from time to time until a quorum be had. Notice of the time amid place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

         Section 10. MANNER OF ACTING. Except as otherwise provided by law, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 11. EXECUTIVE COMMITTEE. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors may establish an Executive Committee of two (2) or more Directors constituted and appointed by the Board of Directors from their number who shall meet when deemed necessary. They shall have authority to exercise all the powers of the Board which may be lawfully delegated and not inconsistent with these Bylaws, at any time and when the Board is not in session. The committee shall elect a Chairman, and a majority of the whole committee shall constitute a quorum; and the act of a majority of members present at a meeting at which a quorum is present shall be the act of the committee provided all members of the committee have had notice of such meeting or waived such notice. Notice of meetings of the Executive Committee shall be the same as required for a special meeting of the Board of Directors as outlined in Section 7 of this Article III.

         Section 12. ACTION WITHOUT FORMAL MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the Minutes of the proceedings of the Board or committee.

         Section 13. CONFERENCE CALL MEETINGS. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.


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                                  ARTICLE IV.
                                    OFFICERS

         Section 1. GENERALLY. The Board of Directors at its first meeting and at each annual meeting thereafter shall elect the following Officers: a President, a Secretary and a Treasurer. The Board of Directors at any time and from time to time may elect or appoint such other Officers as it shall deem necessary, including without limitation a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as are specified by these Bylaws, or as shall be determined from time to time by the Board of Directors. Any person may hold two or more offices, except that no person may hold the office of President and Secretary. No Officer need be a shareholder.

         Section 2. COMPENSATION. The salaries of the Officers of the corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any Officer or Officers the power to fix the compensation of any other Officer.

         Section 3. TENURE. Each Officer of the corporation shall hold office for the term for which he is elected or appointed, and until his successor has been duly elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any Officer may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

         Section 4. VACANCIES. A vacancy in any office, because of resignation, removal or death may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. CHAIRMAN. The Chairman shall preside at all meetings of stockholders and of the Board of Directors. The Chairman shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders. He may sign with a secretary or any other Officer of the corporation thereunto to be authorized by the Board of Directors, any deeds, mortgages, bonds, policies of insurance, contract investment certificates, or other instruments which the Board of Directors has authorized to be executed, except in cases where signing the execution thereof shall be expressly delegated by the Board of Directors or by the Bylaws to some other Officer or agent of the corporation, where it shall be required by law to be otherwise signed or executed and in general shall perform all duties incident to the office of the principal executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 6. PRESIDENT. The President shall be the chief operating officer of the corporation and, subject to the control of the Board of Directors, shall in general manage, supervise and control the day to day business and affairs of the corporation. He shall, when present, preside at meetings of all of the stockholders in the absence of the Chairman of the Board or if no Chairman of the Board has been elected. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors,


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certificates for shares of the corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board of Directors has authorized to be executed, except in cases where signing the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 7. VICE PRESIDENTS. In the absence of the President or in the event of his death or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in order of election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as shall from time to time be assigned to him by the President or by the Board of Directors. All Vice Presidents shall have such other duties as prescribed by the Board of Directors from time to time.

         Section 8. THE SECRETARY. The Secretary shall: (a) attend and keep the Minutes of the shareholder's meetings and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

         Section 9. THE TREASURER. The Treasurer, unless otherwise determined by the Board of Directors, shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

         Section 10. ASSISTANT OFFICERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Vice Presidents, Secretaries and Treasurers, in general, shall perform such duties as shall be assigned by the Vice President(s), Secretary or Treasurer, respectively, or by the President or by, the Board of Directors.


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                                   ARTICLE V.
                                 CAPITAL STOCK

         Section 1. FORM. The interest of each shareholder shall be evidenced by a certificate representing shares of stock of the corporation, which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, a statement that the corporation is organized under the laws of the State of Delaware, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation.

         Section 2. TRANSFER. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate thereof, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4, Article V of these Bylaws.

         Section 3. RIGHTS OF HOLDER. The corporation shall be entitled to treat the holder of any share of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 4. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall if the Board of Directors so requires, give the corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                                  ARTICLE VI.
                                  FISCAL YEAR

         The fiscal year of the corporation shall be established by the Board of Directors of the corporation.

                                  ARTICLE VII.
                                      SEAL

         The corporate seal shall be in such form as the Board of Directors may from time to time determine.


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                                 ARTICLE VIII.
                                INDEMNIFICATION

         Section 1. ACTION BY PERSONS OTHER THAN THE CORPORATION. Under the circumstances prescribed in Sections 3 and 4 of this Article, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any, threatened, pending or completed action, suit or proceeding, or investigation, whether civil, criminal or administrative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which be reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. ACTIONS BY OR IN THE NAME OF THE CORPORATION. Under the circumstances prescribed in Sections 3 and 4 of this Article, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any, threatened, pending or completed action, suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

         Section 3. SUCCESSFUL DEFENSE. To the extent that a Director, Officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


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         Section 4. AUTHORIZATION OF INDEMNIFICATION. Except as provided in
Section 3 of this Article and except as may be ordered by a court, any indemnification under Sections 1 and 2 of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made:

                  (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; or

                  (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion; or

                  (3)      by the shareholders.

         Section 5. PREPAYMENT OF EXPENSES. Expenses incurred by an Officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

         Section 6. NON-EXCLUSIVE RIGHT. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue unless otherwise provided when authorized or ratified as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors or administrators of such a person.

         Section 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 8. INTERPRETATION OF ARTICLE. It is the intent of this Article VIII to provide for indemnification of the Directors, Officers, employees arid agents of the corporation to the full extent permitted under the laws of the State of Delaware. This Article VIII shall be construed in a manner consistent with such intent.


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                                   ARTICLE X.
                           NOTICES: WAIVER OF NOTICE

         Section 1. NOTICES. Except as otherwise provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any shareholder, Director or Officer, such notice shall be given either by personal notice or by cable or telegraph, or by mail by depositing the same in the post office or letter box in a postpaid sealed wrapper, addressed to such shareholder, Officer or Director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

         Section 2. WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by telegraph or cable, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting.

                                  ARTICLE XI.
                                   AMENDMENTS

         The Bylaws of the corporation may be altered or amended and new Bylaws may be adopted by the shareholders or, if authorized by the Certificate of Incorporation, by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of a meeting. Action by the shareholders with respect to Bylaws shall be taken by an affirmative vote of a majority of the shares entitled to elect Directors, and action by the Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.


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